UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2017

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2017, Douglas Roth, Senior Vice President and Chief Financial Officer of Aceto Corporation (the “Company”), notified the Company that he will retire from his role as Senior Vice President and Chief Financial Officer, effective March 31, 2018, after 17 years of service with the Company.

On October 27, 2017, Fran Scally, age 50, was designated to serve as chief accounting officer of the Company, effective immediately. Ms. Scally joined the Company in 2007 as a Director, Financial Reporting and Compliance, and most recently became the Company’s Vice President, Financial Reporting, Compliance and Risk in October 2014. Prior to joining the Company, Ms. Scally was the Director of Financial Reporting and Compliance at Veeco Instruments Inc., a manufacturer of semiconductor process equipment, from 1998-2007. From 1989-1998, Ms. Scally was employed by Ernst & Young LLP. Ms. Scally received a bachelor’s degree in accounting from LIU Post and is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: October 27, 2017	By:	/s/ William C. Kennally, III
William C. Kennally, III
President and CEO